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                                                                    EXHIBIT 21.1


                    Subsidiaries of Borders Group, Inc.


SUBSIDIARY                          STATE OF INCORPORATION
----------                          ----------------------


Borders, Inc.                       Colorado
Borders Fulfillment, Inc.           Delaware
Borders Online, Inc.                Delaware
Borders Outlet, Inc.                Colorado
Borders Properties, Inc.            Delaware
Planet Music, Inc.                  North Carolina
Niche Marketing Limited, Inc.       Ohio
  d/b/a All Wound Up!               Ohio
The Library, Ltd.                   Missouri
Walden Book Company, Inc.           Colorado
Waldenbooks Properties, Inc.        Delaware
Books (UK) Limited
  formerly Books etc. Limited       U.K.
Borders New Zealand Limited         New Zealand
Borders PTE. Limited                Singapore
Borders Australia PTY, Limited      Australia
BGI U.K. Limited                    U.K.
BGP U.K. Limited                    U.K.
Paperchase Products Limited *       U.K.


*  BGI owns 19.9% with an option to acquire the remaining shares.